UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2014 (May 20, 2014)

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173105	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

General

On May 20, 2014, Affinion Group, Inc. (“Affinion” or “we”) and its parent, Affinion Group Holdings, Inc. (“Holdings”), entered into Amendment No. 4 to the Amended and Restated Credit Agreement, Amendment No. 4 to the Amended and Restated Guarantee and Collateral Agreement and Amendment No. 3 to the Holdings Guarantee and Pledge Agreement (the “Amendment”), pursuant to which Affinion and Holdings amended its Amended and Restated Credit Agreement, dated as of April 9, 2010 (as amended, restated, modified and/or supplemented, including pursuant to the Amendment, the “Credit Agreement”), with the lenders from time to time party thereto (the “Lenders”), the Deutsche Bank Trust Company Americas (“DBTCA”), as administrative agent and collateral agent, Credit Suisse Securities (USA) LLC (“CSS”), as syndication agent, Deutsche Bank Securities Inc. (“DBSI”), J.P. Morgan Securities LLC (f/k/a J.P. Morgan Securities Inc.) (“JPM”) and UBS Securities LLC (“UBS”), as documentation agents, Bank of America Securities LLC (“BAS”) and CSS, as joint lead arrangers, and BAS, CSS, DBSI, JPM and UBS, as joint bookrunners. A summary of the material terms of the Amendment and the Credit Agreement is set forth below. This summary is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this report, which is incorporated herein by reference as though it was fully set forth herein.

Pursuant to the Amendment, among other things, we (i) extended the maturity to April 30, 2018 of $775 million in aggregate principal amount of existing senior secured term loans and existing senior secured revolving loans, which loans were designated as first lien term loans (the “First Lien Term Loans”), (ii) extended the maturity to October 31, 2018 of $377.9 million in aggregate principal amount of existing senior secured term loans on a second lien senior secured basis, which, together with additional borrowings obtained on the same terms, total $425 million (the “Second Lien Term Loans”), (iii) extended the maturity to January 29, 2018 of $80 million of the commitments (and related obligations) under the existing senior secured revolving credit facility on a first lien senior secured basis, (iv) reduced the commitments under the existing senior secured revolving credit facility by $85 million and (v) removed the existing financial covenant requiring Affinion to maintain a minimum interest coverage ratio.

Subject to adjustment as described below, our Credit Agreement provides for a $80 million revolving credit facility maturing on January 29, 2018, which includes:

•	a letter of credit subfacility; and

•	a swingline loan subfacility.

We may use our revolving credit facility for, among other things, our and our respective subsidiaries’ working capital and other general corporate purposes, including, without limitation, effecting permitted acquisitions and investments.

Subject to adjustment as described below, our Credit Agreement also provides for (i) First Lien Term Loans in an aggregate principal amount of $775 million maturing on April 30, 2018 and (ii) Second Lien Term Loans in an aggregate principal amount of $425 million maturing on October 31, 2018.

Our Credit Agreement provides for the ability to incur incremental second lien term loans and revolving commitments subject to certain restrictions and conditions.

Scheduled Amortization Payments and Mandatory Prepayments

Our First Lien Term Loans provide for quarterly amortization payments totaling 1% per annum, with the balance payable upon the final maturity date. The amounts of the quarterly amortization payments are reduced by certain prepayments.

In addition, our Credit Agreement requires us to prepay outstanding term loans, with:

•	100% of the net cash proceeds of asset sales and dispositions in excess of an amount per transaction and in the aggregate per year, subject to customary reinvestment provisions;

•	50% of our excess cash flow beginning with the fiscal year ended December 31, 2011 (reducing to 25% if our senior secured leverage ratio is less than or equal to 2.5:1.0 and to 0% if our senior secured leverage ratio is less than or equal to 1.75:1.0); and

•	100% of the net cash proceeds received from issuances of debt, subject to certain exclusions including certain debt permitted to be incurred under the senior credit facilities; provided that, if our senior secured leverage ratio is less than or equal to 2.0:1.0, no payments will be required.

Voluntary Prepayments and Reduction and Termination of Commitments

We may permanently reduce the revolving loan commitments under our Credit Agreement at any time without premium or penalty, subject to the payment of customary LIBOR breakage costs, if any, and provided that the commitments may not be reduced below the aggregate outstanding amount of revolving loans and letters of credit.

The First Lien Term Loans may be prepaid without penalty or premium, except, if we prepay the First Lien Term Loans in connection with certain repricing transactions on or prior to May 20, 2015, a prepayment premium of 1.00% of the aggregate principal amount of First Lien Term Loans being prepaid will apply.

On or prior to May 20, 2016, the Second Lien Term Loans may be prepaid only with the payment of the make whole premium amount (as defined in the Credit Agreement); provided that, subject to certain conditions, up to 35% of the aggregate principal amount of Second Lien Term Loans outstanding on the date hereof, may be prepaid with the proceeds of certain equity issuances by Holdings or a direct or indirect parent of Holdings, with the payment of a prepayment premium equal to the interest rate then applicable to the Second Lien Term Loans on the aggregate principal amount of Second Lien Term Loans prepaid. After May 20, 2016 but on or prior to May 20, 2017, the Second Lien Term Loans may be prepaid with the payment of a prepayment premium equal to 2% of the aggregate principal amount of Second Lien Term Loans prepaid, and after May 20, 2017, but on or prior to May 20, 2018, the Second Lien Term Loans may be prepaid with the payment of a prepayment premium equal to 1% of the aggregate principal amount of Second Lien Term Loans prepaid.

Interest and Applicable Margins

The interest rates with respect to First Lien Term Loans and revolving loans under our Credit Agreement are based on, at our option, (a) the higher of (i) adjusted LIBOR and (ii) 1.50%, in each case plus 5.25%, or (b) the highest of (i) DBTCA’s prime rate, (ii) the Federal Funds Effective Rate plus 0.5% and (iii) 2.50% (“ABR”), in each case plus 4.25%.

The interest rate with respect to Second Lien Term Loans under our Credit Agreement are based on, at our option, (a) the higher of (i) adjusted LIBOR and (ii) 1.50%, in each case plus 7.00%, or (b) the highest of (i) DBTCA’s prime rate, (ii) the Federal Funds Effective Rate plus 0.5% and (iii) 2.50% (“ABR”), in each case plus 6.00%.

Additionally, if any amount payable under our Credit Agreement is not paid when due, (i) all overdue amounts owing under our Credit Agreement will bear interest at a rate per annum equal to the rate otherwise applicable thereto plus an additional 2.0% or at the senior secured bank ABR plus the applicable margin plus an additional 2.0% if no rate is otherwise applicable thereto and (ii) all other principal amounts outstanding under our Credit Agreement will bear interest at a rate per annum equal to the rate otherwise applicable thereto plus an additional 2.0%.

Guarantees and Collateral

Our obligations under our Credit Agreement are, and our obligations under any interest rate protection or other hedging arrangements entered into with a lender or any affiliate thereof will be, guaranteed by Holdings and by each of our existing and subsequently acquired or organized domestic subsidiaries, subject to certain exceptions.

Our Credit Agreement is secured to the extent legally permissible by substantially all the assets of (i) Holdings, which consists of a perfected first-priority pledge of all our capital stock, and (ii) Affinion and the subsidiary guarantors, including but not limited to: (a) a first-priority pledge of substantially all capital stock held by us or any subsidiary guarantor (which pledge, with respect to obligations in respect of the borrowings secured by a pledge of the stock of certain first-tier foreign subsidiaries, is limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such foreign subsidiary) and (b) perfected first-priority security interests in substantially all tangible and intangible assets of Affinion and each subsidiary guarantor, subject to certain exceptions.

Covenants

Our Credit Agreement contains financial, affirmative and negative covenants that we believe are usual and customary for a senior secured credit agreement. The negative covenants in our Credit Agreement include, among other things, limitations (all of which are subject to certain exceptions) on our (and in certain cases, Holdings’) ability to:

•	declare dividends and make other distributions;

•	redeem or repurchase our capital stock;

•	prepay, redeem or repurchase certain of our subordinated indebtedness;

•	make loans or investments (including acquisitions);

•	incur additional indebtedness;

•	grant liens;

•	enter into sale-leaseback transactions;

•	modify the terms of subordinated debt;

•	restrict dividends from our subsidiaries;

•	change our business or the business of our subsidiaries;

•	merge or enter into acquisitions;

•	sell our assets; and

•	enter into transactions with our affiliates.

Our Credit Agreement requires us to comply with a maximum senior secured leverage ratio.

Events of Default

The events of default under our Credit Agreement include, among others, nonpayment, material misrepresentations, breach of covenants, insolvency, bankruptcy, certain judgments, change of control (as defined in the Credit Agreement) and cross-events of defaults and acceleration on material indebtedness.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

10.1	Amendment No. 4 to the Amended and Restated Credit Agreement, Amendment No. 4 to the Amended and Restated Guarantee and Collateral Agreement and Amendment No. 3 to the Holdings Guarantee and Pledge Agreement, dated as of May 20, 2014, among Affinion Group Holdings, Inc., Affinion Group, Inc., the Lenders listed on the signature pages thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, Collateral Agent and Swingline Lender and Deutsche Bank Trust Company Americas and Credit Suisse AG, Cayman Islands Branch, as Issuing Banks.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: May 22, 2014	By:	/s/ Gregory S. Miller
	Name:	Gregory S. Miller
	Title:	Executive Vice President and Chief Financial Officer

AFFINION GROUP, INC.

Date: May 22, 2014	By:	/s/ Gregory S. Miller
	Name:	Gregory S. Miller
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

10.1	Amendment No. 4 to the Amended and Restated Credit Agreement, Amendment No. 4 to the Amended and Restated Guarantee and Collateral Agreement and Amendment No. 3 to the Holdings Guarantee and Pledge Agreement, dated as of May 20, 2014, among Affinion Group Holdings, Inc., Affinion Group, Inc., the Lenders listed on the signature pages thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, Collateral Agent and Swingline Lender and Deutsche Bank Trust Company Americas and Credit Suisse AG, Cayman Islands Branch, as Issuing Banks.